                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MARCH 19, 1999


COMMUNICATIONS INSTRUMENTS,          NORTH CAROLINA          56-182-82-70
            INC.
(Exact name of registrant as         (State or other         (I.R.S. Employer
 specified in its charter)           jurisdiction of         Identification No.)
                                     incorporation)

1396 CHARLOTTE HIGHWAY
FAIRVIEW, NORTH CAROLINA                                     28730
(Address of principal executive                              (Zip Code)
offices)


                                 (828)628-1711
             (Registrant's telephone number, including area code)


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)
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Item 2.   ACQUISITION AND DISPOSITION OF ASSETS

          On March 19, 1999, Communications Instruments, Inc. (the "Company") purchased all of the outstanding equity securities of Products Unlimited Corporation ("Products"), a marketer and manufacturer of relays, transformers, and contactors for the HVAC industry. Pursuant to the Stock Purchase Agreement, the Company paid approximately $59.4 million. In addition, if Products achieves certain sales targets for the year ending December 31, 1999 and December 31, 2000, the Company will make additional payments to the former shareholders of Products not to exceed $4.0 million in the aggregate. The payment of the purchase price and related fees was financed by the issuance of $55.0 million of Tranche Term B loans in accordance with an amendment to the Senior Credit facility, the contribution of $5.0 million in additional paid in capital by the parent, and a draw on the revolving loan portion of the Company's Senior Credit facility. Products has manufacturing facilities in Sterling and Prophetstown, Illinois and Sabula and Guttenberg, Iowa and has approximately 1,000 employees.

          The registrant published a press release regarding the Acquisition on March 22, 1999. A copy of such press release is included herein as Exhibit 99.1.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          At the time of this report, it is not possible to provide the required financial statements for Products. Such statements will be filed as an amendment to this report on Form 8-K within 60 days after the filing of this report.

          (b)       PRO FORMA FINANCIAL INFORMATION

          At the time of this report, it is not possible to provide the required pro forma financial information relating to the acquisition. Such information will be filed as an amendment to this Report on Form 8-K within 60 days after the filing of this report.

          (c)       Exhibits

          10.1 Stock Purchase Agreement dated March 19, 1999, by and among Products Unlimited Corporation, the Stockholders of Products Unlimited Corporation and the Company.

          10.2 Amended and restated Credit Agreement among CII Technologies Inc., the Company, various lenders, NationsBank, N.A., as an Issuing Lender and Swingline Lender, and NationsBank, N.A., as the Administrative Agent.

          10.3 Amended and restated Subsidiary Guaranty by certain subsidiaries of the Company in favor of NationsBank, N.A.

          10.4 Amended and restated Security Agreement among CII Technologies Inc., the Company, certain subsidiaries of the Company and Bank of America National Trust and Savings Association, as collateral agent.

          10.5 Amended and restated Pledge Agreement by CII Technologies Inc., the Company and certain subidiaries of the Company in favor of Bank of America National Trust and Savings Association, as collateral agent.

          99.1      Press release dated March 22, 1999, published by the
                    registrant.
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                                   Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Communications Instruments, Inc.


Date:   April 5, 1999               By:_________________________________
                                       Richard L. Heggelund
                                       Chief Financial Officer